Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-52723) pertaining to the 1998 Stock Option Plan and the Directors Stock Option Plan of Cunningham Graphics International, Inc. of our report dated February 3, 1999 with respect to the consolidated financial statements and schedule of Cunningham Graphics International, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1998.

                                                            /s/Ernst & Young LLP

Princeton, New Jersey
March 2, 1998